Exhibit 10.1

PLAN SUPPORT AGREEMENT

This PLAN SUPPORT AGREEMENT (together with all exhibits, schedules, and attachments hereto, as amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of June 22, 2017, is entered into by and among (a) Nuverra Environmental Solutions, Inc. (“Nuverra”) and Heckmann Water Resources Corporation, Heckmann Water Resources (CVR) Inc., 1960 Well Services, LLC, HEK Water Solutions, LLC, Appalachian Water Services, LLC, Badlands Power Fuels, LLC (a Delaware limited liability company), Badlands Power Fuels, LLC (a North Dakota limited liability company), Landtech Enterprises, L.L.C., Badlands Leasing, LLC, Ideal Oilfield Disposal, LLC, Nuverra Total Solutions, LLC, NES Water Solutions, LLC, and Heckmann Woods Cross, LLC (such entities, together with Nuverra, the “Nuverra Parties”), each of which is a debtor and debtor-in-possession (collectively, the “Debtors”) in a bankruptcy case (collectively, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), (b) the Official Committee of Unsecured Creditors in the Chapter 11 Cases (the “Committee”); and (c) the undersigned holders of the 2021 Notes (as defined below) (together with their respective successors and permitted assigns under this Agreement, each a “Supporting Noteholder” and, collectively, the “Supporting Noteholders”). The Debtors, the Committee and the Supporting Noteholders are referred to herein as the “Parties” and each individually as a “Party”. Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Amended Prepackaged Plan of Reorganization under chapter 11 of the Bankruptcy Code (the “Amended Plan”) annexed hereto as Exhibit A (including all exhibits thereto).

PRELIMINARY STATEMENTS

WHEREAS, the Company and the Supporting Noteholders negotiated in good faith at arm’s length and agreed to undertake a financial restructuring of the Company, to be implemented pursuant to a pre-packaged chapter 11 plan of reorganization in accordance with the terms of that certain Restructuring Support Agreement, dated as of April 9, 2017 (as amended by the First Amendment to Restructuring Support Agreement dated April 20, 2017 and the Second Amendment to Restructuring Support Agreement dated April 28, 2017, the “Supporting Noteholder RSA”), among the Debtors and each of the Supporting Noteholders;

WHEREAS, on May 1, 2017 (the “Petition Date”), each of the Debtors commenced the Chapter 11 Cases in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), which are being jointly administered under Case No. 17-10949, and filed the Debtors’ Prepackaged Plans of Reorganization under Chapter 11 of the Bankruptcy Code (the “Plan”);

WHEREAS, on May 19, 2017, the United States Trustee for the District of Delaware (the “US Trustee”) appointed the Committee in these Chapter 11 Cases [ECF No. 88], the composition of which was amended by the US Trustee on June 2, 2017 [ECF No. 136];

WHEREAS, on May 31, 2017, the Committee filed the Omnibus Limited Objection of the Official Committee of Unsecured Creditors to Various Pending Motions and Applications [ECF No. 116];

WHEREAS, on June 1, 2017, the Committee filed the Motion of the Official Committee of Unsecured Creditors for Reconsideration of Order (I) Scheduling Combined Hearing of (A) Adequacy of Disclosure Statement and (B) Confirmation of Prepackaged Plan; (II) Fixing Deadline to Object to Disclosure Statement and Prepackaged Plan; (III) Approving Prepetition Solicitation Procedures and Form and Manner of Notice of Commencement, Combined Hearing, and Objection Deadline; (IV) Conditionally (A) Directing the United States Trustee Not to Convene Section 341 Meeting of Creditors and (B) Waiving Requirement of Filing Statements of Financial Affairs and Schedules of Assets and Liabilities; and (V) Granting Related Relief [ECF No. 127] (the “Reconsideration Motion”);

WHEREAS, (i) on June 7, 2017, the Committee served the First Requests for Production of Documents by the Official Committee of Unsecured Creditors to the Debtors, (ii) on June 8, 2017, the Committee served the Subpoena to Produce Documents, Information, or Objects or to Permit Inspection of Premises in a Bankruptcy Case Directed to Lazard Freres & Co. LLC and Lazard Middle Markets LLC and the Subpoena to Produce Documents, Information, or Objects or to Permit Inspection of Premises in a Bankruptcy Case Directed to Ascribe Capital, LLC and Subpoena to Produce Documents, Information, or Objects or to Permit Inspection of Premises in a Bankruptcy Case Directed to Gates Capital Management, Inc., and (iii) on June 16, 2017, the Committee served the Amended Subpoena to Produce Documents, Information, or Objects or to Permit Inspection of Premises in a Bankruptcy Case Directed to Ascribe Capital, LLC and the Amended Subpoena to Produce Documents, Information, or Objects or to Permit Inspection of Premises in a Bankruptcy Case Directed to Gates Capital Management, Inc. (collectively, the “Discovery Requests”);

WHEREAS, in full resolution of the Committee’s issues, concerns, and objections with respect to the Plan and certain other pending matters to which objections were filed, the Parties have agreed to pursue and support confirmation and implementation of the Amended Plan;

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1.    Certain Definitions; Rules of Construction. As used in this Agreement, the following terms have the following meanings:

(a)    “2018 Note Claims” has the meaning ascribed to such term in the Amended Plan.

(b)    “2018 Noteholder Rights” has the meaning ascribed to such term in the Amended Plan.

(c)    “2018 Note Indenture Trustee Adverse Action” means, except as to the 2018 Note Indenture Trustee taking any action to effectuate the administration of the 2018 Notes, including with respect to cancellation of securities (Amended Plan section 4.5) and distributions (Amended Plan article VI), any action by the 2018 Note Indenture Trustee that would, or is intended to, in any material respect, interfere with, delay or postpone the confirmation of the Amended Plan or the Effective Date (provided that such relief is not inconsistent with the terms hereof or of the Amended Plan), including, but not limited to, (a) objecting to, delaying, impeding, or taking any other action to interfere with, delay, or postpone acceptance, confirmation, or implementation of the Amended Plan or any relief sought in connection with or related to confirmation of the Amended Plan; (b) directly or indirectly soliciting, encouraging, proposing, filing, supporting, participating in the formulation of any restructuring, sale of assets (including pursuant to section 363 of the Bankruptcy Code), merger, workout or plan of reorganization or liquidation (under Chapter 11 or Chapter 7 of the Bankruptcy Code) for any of the Nuverra Parties other than the Amended Plan or (c) objecting to or filing or publishing any document or pleading opposing or criticizing the Amended Plan.

(d)     “2018 Note Indenture Trustee” has the meaning ascribed to such term in the Amended Plan.

(e)    “2018 Note Indenture Trustee All Trade Objection” means the 2018 Note Indenture Trustee’s Objection to Motion of the Debtors for Entry of Interim and Final Orders Authorizing Debtors to Pay Certain Prepetition General Unsecured Claims in the Ordinary Course of Business [ECF No. 95].

(f)     “2021 Noteholder Rights” has the meaning ascribed to such term in the Amended Plan.

(g)    “Affected Classes” has the meaning set forth in Section 4.

(h)     “Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean, with respect to any Person, the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of such Person. For the avoidance of doubt, none of the Supporting Noteholders are, or following the Restructuring Transactions will be, Affiliates of the Debtors.

(i)    “Agreement” has the meaning set forth in the Preamble.

(j)    “All Trade Motion” means the Motion for Entry of Interim and Final Orders (I) authorizing Debtor to Pay Certain Prepetition General Unsecured Claims in the

Ordinary Course of Business, (II) Authorizing Applicable Banks and Other Financial Institutions to Honor and Process Related Checks and Transfers, and (III) Granting Related Relief [ECF No. 9].

(k)     “Applicable Law” means any federal state, local or foreign law, statute, code, ordinance, rule, or regulation, including those addressing unfair and deceptive acts and practices, advertising, usury, and permits.

(l)     “Amended Plan” has the meaning set forth in the Preliminary Statements.

(m)     “Bankruptcy Code” has the meaning set forth in the Preamble.

(n)    “Bankruptcy Court” has the meaning set forth in the Preliminary Statements.

(o)     “Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in New York are authorized or required to close.

(p)    “Chapter 11 Cases” has the meaning set forth in the Preamble.

(q)    “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

(r)    “Committee” has the meaning set forth in the Preamble.

(s)    “Committee Termination Event” has the meaning set forth in Section 6.

(t)    “Committee Termination Notice” has the meaning set forth in Section 6.

(u)    “Continued Relief First Day Motions” means, collectively, the Wage Motion, the All Trade Motion and the Prepack Scheduling and Procedures Motion.

(v)     “Debtors” has the meaning set forth in the Preamble.

(w)    “Debtor Termination Event” means (i) a breach by the Committee of any of its obligations under Sections 2 or 5 hereof, (ii) a breach by the Supporting Noteholders of any of their obligations under Sections 3 or 5 hereof or (iii) if the 2018 Note Indenture Trustee were to (a) fail to withdraw the 2018 Note Indenture Trustee All Trade Objection within two (2) Business Days of the Support Commencement Date or (b) take any 2018 Note Indenture Trustee Adverse Action.

(x)    “Debtor Termination Notice” has the meaning set forth in Section 6.

(y)    “Discovery Requests” has the meaning set forth in the Preliminary Statements.

(z)    “Effective Date” has the meaning ascribed to such term in the Amended Plan.

(aa)    “Final DIP Order” means the Order (I) Authorizing the Debtors to (A) Obtain Financing on a Final Basis and (B) Utilize Cash Collateral of Prepetition Secured Parties on a Final Basis, (II) Granting Adequate Protection, (III) Modifying the Automatic Stay, and (IV) Granting Related Relief, Pursuant to 11 U.S.C. Sections 105, 361, 362, 363(c), (d) and (e), 364(c), (d) and (e) and 507(b) [ECF No. 189].

(bb)    “Nuverra” has the meaning set forth in the Preamble.

(cc)    “Nuverra Parties” has the meaning set forth in the Preamble.

(dd)    “Party” has the meaning set forth in the Preamble.

(ee)    “Person” means an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group, a governmental or regulatory authority, or any legal entity or association.

(ff)    “Petition Date” has the meaning set forth in the Preliminary Statements.

(gg)    “Plan” has the meaning set forth in the Preliminary Statements.

(hh)    “Plan Value” has the meaning ascribed to such term in the Amended Plan.

(ii)    “Prepack Scheduling and Procedures Motion” means the Motion for an Order (I) Scheduling Combined Hearing of (A) Adequacy of Disclosure Statement and (B) Confirmation of Prepackaged Plan; (II) Fixing Deadline to Object to Disclosure Statement and Prepackaged Plan; (III) Approving Prepetition Solicitation Procedures and Form and Manner of Notice of Commencement, Combined Hearing, and Objection Deadline; (IV) Conditionally (A) Directing the United States Trustee Not to Convene Section 341 Meeting of Creditors and (B) Waiving Requirement of Filing Statements of Financial Affairs and Schedules of Assets and Liabilities; and (V) Granting Related Relief [ECF No. 11].

(jj)    “Reconsideration Motion” has the meaning set forth in the Preliminary Statements.

(kk)    “Rights Offering” has the meaning ascribed to such term in the Amended Plan.

(ll)     “Support Commencement Date” means the date on which the conditions to effectiveness set forth in Section 8 are satisfied.

(mm)    “Support Period” means, with reference to any Party, the period commencing on the Support Commencement Date and ending on the earlier of (i) the Effective Date; and (ii) the date on which this Agreement is terminated with respect to such Party in accordance with Section 6 hereof.

(nn)    “Supporting Noteholder RSA” has the meaning set forth in the Preliminary Statements.

(oo)    “Supporting Noteholder Termination Event” means (i) a breach by the Committee of any of its obligations under Sections 2 or 5 hereof, (ii) a breach by the Debtors of any of their obligations under Sections 4 or 5 hereof, or (iii) if the 2018 Note Indenture Trustee were to (a) fail to withdraw the 2018 Note Indenture Trustee All Trade Objection within two (2) Business Days of the Support Commencement Date or (b) take any 2018 Note Indenture Trustee Adverse Action.

(pp)    “Supporting Noteholder Termination Notice” has the meaning set forth in Section 6 hereof.

(qq)    “Supporting Noteholders” has the meaning set forth in the Preamble.

(rr)    “US Trustee” has the meaning set forth in the Preliminary Statements.

(ss)    “Wage Motion” means the Motion for Entry of an Order Authorizing the Debtors to (I) Pay Prepetition Employee, Independent Contractor and Director Wages, Salaries and Other Compensation, (II) Reimburse Prepetition Employee Business Expenses, (III) contribute to Prepetition Employee Benefit Programs and Continue such Programs Postpetition, (IV) Make Payments for Which Prepetition Payroll Deductions were Made, (V) Pay Workers’ Compensation Obligations, and (VI) Pay all costs and Expenses Incident to the Foregoing [ECF No. 7].

Unless otherwise specified, references in this Agreement to any Section or clause refer to such Section or clause as contained in this Agreement. The words “herein”, “hereof”, and “hereunder” and other words of similar import in this Agreement refer to this Agreement as a whole, and not to any particular Section or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter genders. The words “including,” “includes,” and “include” shall each be deemed to be followed by the words “without limitation.”

Section 2.    Agreements of the Committee.

(a)    Actions in Support. The Committee agrees that, for the duration of the Support Period, the Committee shall take all reasonably necessary actions in furtherance and support of this Agreement and the confirmation and implementation of the Amended Plan.

(b)    Support Confirmation of Amended Plan. The Committee agrees that, for the duration of the Support Period, the Committee shall:

(i)    Support and adhere to, and not contest or attempt to modify or change, the date scheduled for the combined confirmation hearing, July 11, 2017,

or the deadline to object to the Plan or Amended Plan, June 30, 2017, except as such dates may be adjourned from time to time by the Debtors, with the support of the Supporting Noteholders, in which case the Committee shall support and adhere to, and not contest or attempt to modify or change, the dates for the adjourned confirmation hearing and related deadline to object;

(ii)    perform its commitments and other obligations under this Agreement;

(iii)    not (a) object to, delay, impede, or take any other action to interfere with, delay, or postpone acceptance, confirmation, or implementation of the Amended Plan or any relief sought in connection with or related to confirmation of the Amended Plan (provided that such relief is not inconsistent with the terms hereof or of the Amended Plan); (b) directly or indirectly solicit, encourage, propose, file, support, participate in the formulation of any restructuring, sale of assets (including pursuant to section 363 of the Bankruptcy Code), merger, workout or plan of reorganization or liquidation (under Chapter 11 or Chapter 7 of the Bankruptcy Code) for any of the Nuverra Parties other than the Amended Plan, (c) object to or file or publish any document or pleading opposing or criticizing the Amended Plan, or (d) otherwise take any action that would, or is intended to, in any material respect, interfere with, delay or postpone the confirmation of the Amended Plan or the Effective Date; and

(iv)    cooperate with the Debtors to oppose any objection to the Amended Plan, any discovery sought by any Person with respect to the Amended Plan or any action sought by any Person that would, or is intended to, in any material respect interfere with, delay or postpone the confirmation of the Amended Plan or the Effective Date.

(c)    Withdrawal of Reconsideration Motion. The Committee shall withdraw the Reconsideration Motion as of the Support Commencement Date and shall file a notice of withdrawal on the docket of the Chapter 11 Cases effectuating such withdrawal within two (2) Business Days after the filing on the docket of the Amended Plan, without prejudice to the refiling of the Reconsideration Motion on an emergency basis in the event that this Agreement is breached by a Party other than the Committee or otherwise terminated.

(d)    Withdrawal and Termination of Discovery. The Committee agrees that, as of the Support Commencement Date, it shall withdraw the Discovery Requests and cease and terminate all discovery contemplated thereby and therein, including, without limitation, the production of documents and taking and request of any depositions and such withdrawal shall be effective automatically and without further action upon the Support Commencement Date, without prejudice to the refiling of the Discovery Requests on an emergency basis in the event that this Agreement is breached by a Party other than the Committee or otherwise terminated.

(e)    Support of Normalized Business Operations. The Committee agrees to support efforts to normalize the Debtors’ business operations during the Chapter 11 Cases, and, in connection therewith, agrees to withdraw, as of the Support Commencement Date, any objection to the remaining relief currently sought in the Continued Relief First Day Motions and shall file a notice of withdrawal on the docket of the Chapter 11 Cases effectuating such withdrawal within two (2) Business Days of the Support Commencement Date, without prejudice to the refiling of any such objection on an emergency basis in the event that this Agreement is breached by a Party other than the Committee or otherwise terminated.

(f)    Payment of Fees and Expenses of 2018 Note Indenture Trustee. The Committee agrees that the Debtors’ payment of any fees and expenses of the 2018 Note Indenture Trustee and its professionals pursuant to the Amended Plan shall be contingent upon (i) the 2018 Note Indenture Trustee’s withdrawal of the 2018 Note Indenture Trustee All Trade Objection within two (2) Business Days of the Support Commencement Date, without prejudice to the refiling of the 2018 Note Indenture Trustee All Trade Objection on an emergency basis in the event that this Agreement is breached by a Party other than the Committee or otherwise terminated, and (ii) the 2018 Note Indenture Trustee having not taken any 2018 Note Indenture Trustee Adverse Action.

Section 3.    Agreements of the Supporting Noteholders. The Supporting Noteholders and the Debtors agree that the “Restructuring Term Sheet” annexed as Exhibit A to the Supporting Noteholder RSA is deemed to be modified to incorporate the terms of the Amended Plan. Except as specifically provided in this provision, no changes, amendments, or other modifications have been made on or prior to the date hereof or are being made to the terms of the Supporting Noteholder RSA or the rights and obligations of the parties thereunder, all of which terms are hereby ratified and confirmed and remain in full force and effect.

Section 4.    Agreements of the Debtors.

(a)    The Debtors shall file the Amended Plan with the Bankruptcy Court within two (2) Business Days of the Support Commencement Date.

(b)    The Debtors agree to not modify or amend the Amended Plan in a way that negatively impacts the economic recovery to Claims in classes A6 (2018 Notes Claims against the Nuverra Group Debtors), B6 (AWS Debtor Unsecured Debt Claims), C6 (Badlands (DE) Debtor unsecured Debt Claims) and A8 (Nuverra Group Rejection Damage Claims) (Classes A6, B6, C6 and A8, collectively, the “Affected Classes”) without the Committee’s consent; provided, however, that the Debtors may, without the consent of the Committee, eliminate the Rights Offering or limit the size of the 2018 Noteholder Rights to $30 million; and provided further, however, that in no event shall the 2021 Noteholder Rights under the Amended Plan exceed $75 million or be exercisable upon a Plan Value less than $350 million.

(c)    The Debtors agree that the aggregate amount of allowed Claims in the Affected Classes shall be no more than $45 million.

(d)    The Debtors agree that, until such time as the Debtors, as reorganized, become publicly listed, the Debtors shall cooperate reasonably in the administrative processing of transfers of equity for purposes of recognizing such transfers on its register of equity holders.

Section 5.    Cooperation on Claims. The Debtors, the Supporting Noteholders and the Committee agree to cooperate to reduce the allowed Claims in the Affected Classes, other than the 2018 Note Claims.

Section 6.    Termination of Agreement.

(a)    Committee Termination Events. Upon written notice (the “Committee Termination Notice”) from the Committee delivered in accordance with Section 17 hereof, the Committee may terminate this Agreement, at any time after the occurrence, and during the continuation of, any of the following events (each, a “Committee Termination Event”):

(i)    The Debtors breach any of their obligations under Sections 4 or 5 hereof;

(ii)    The Supporting Noteholders breach any of their obligations under Sections 3 or 5 hereof; or

(iii)    The Debtors file, propound or otherwise seek approval of a plan of reorganization, liquidation, sale or other transaction other than the Amended Plan.

(b)     Debtor Termination Events. Upon written notice (the “Debtor Termination Notice”) from the Debtors delivered in accordance with Section 17 hereof,

the Debtors may terminate this Agreement, at any time after the occurrence, and during the continuation of, any Debtor Termination Event.

(c)    Supporting Noteholder Termination Events. Upon written notice (the “Supporting Noteholder Termination Notice”) from the Supporting Noteholders delivered in accordance with Section 17 hereof, the Supporting Noteholders may terminate this Agreement, at any time after the occurrence, and during the continuation of, any Supporting Noteholder Termination Event.

(d)    Mutual Termination. This Agreement may be terminated by mutual written agreement among the Debtors, the Committee and the Supporting Noteholders.

(e)    Effect of Termination. Upon the termination of this Agreement in accordance with this Section 6, except as provided in Section 11 hereof, this Agreement shall become void and of no further force or effect, and each Party shall, except as otherwise expressly provided in this Agreement, be immediately released from its liabilities, obligations, commitments, undertakings, and agreements under or related to this Agreement and shall have all the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the Claims or otherwise, that it would have been entitled to take had it not entered into this Agreement; provided, however, that in no event shall any such termination relieve a Party hereto from (i) liability for its breach or non-performance of its obligations hereunder prior to the date of such termination; or (ii) obligations under this Agreement that by their express terms expressly survive termination of this Agreement.

(f)    No Other Representations. Except for the representations and warranties contained in this Agreement, no Party nor any other Person makes any other representation or warranty, express or implied.

Section 7.    Amendments and Waivers. This Agreement may not be waived, modified, amended or supplemented except in a writing signed by all Parties to this Agreement.

Section 8.    Effectiveness. This Agreement shall become effective and binding upon each Party upon the delivery of duly authorized and executed signature pages hereto by (a) the Nuverra Parties; (b) the Committee; and (b) the Supporting Noteholders.

Section 9.    GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY LEGAL ACTION, SUIT, DISPUTE, OR PROCEEDING ARISING UNDER, OUT OF OR IN CONNECTION WITH THIS AGREEMENT

SHALL BE BROUGHT IN THE DISTRICT OF DELAWARE AND THE PARTIES HERETO IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND WAIVE ANY OBJECTIONS AS TO VENUE OR INCONVENIENT FORUM. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.    Specific Performance/Remedies. Subject to the Parties’ termination rights provided herein, each Party recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause other Parties to sustain damages for which such Parties would not have an adequate remedy at law for money damages, and therefore each Party agrees that in the event of any such breach, in addition to any other remedy to which such nonbreaching Party may be entitled, at law or in equity, such nonbreaching Party shall be entitled, to the extent available, to the remedy of specific performance of such covenants, including without limitation, to seek the order of any court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder. Each Party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy.

Section 11.    Survival. Notwithstanding the termination of this Agreement pursuant to Section 6, Sections 8-11, 14, 18 and 19 shall survive such termination and shall continue in full force and effect in accordance with the terms hereof; provided, that any liability of a Party for failure to comply with the terms of this Agreement shall survive such termination.

Section 12.    Successors and Assigns; Severability; Several Obligations. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators, and representatives. If any provision of this Agreement, or the application of any such provision to any Person or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect.

Section 13.    No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other Person shall be a third-party beneficiary hereof.

Section 14.    Prior Negotiations; Entire Agreement. This Agreement, including the exhibits and schedules hereto, constitutes the entire agreement of the Parties, and supersedes all other prior negotiations, with respect to the subject matter hereof, except that the Parties acknowledge that the Supporting Noteholder RSA shall continue in full force and effect, except to the extent modified hereby.

Section 15.    Headings. The headings of the sections, paragraphs, and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.

Section 16.    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement may be delivered by facsimile, e-mail, or otherwise, which shall be deemed to be an original for the purposes of this Section 16.

Section 17.    Notices. All notices, requests, demands, document deliveries, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given, provided or made (i) when delivered personally; (ii) when sent by electronic mail (“e-mail”); or (iii) one Business Day after deposit with an overnight courier service, with postage prepaid to the Parties at the following addresses or e-mail addresses (or at such other addresses or e-mail addresses for a Party as shall be specified by like notice):

If to the Debtors:

Nuverra Environmental Solutions, Inc.

14624 North Scottsdale Road, Suite 300

Scottsdale, AZ 35254

Attn: Joe Crabb

         Robert D. Albergotti

Phone: 602-903-7407

joe.crabb@nuverra.com

ralbergotti@alixpartners.com

with a copy to (which shall not constitute notice):

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Attn:      Fredric Sosnick, Esq.

              Sara Coelho, Esq.

Phone:   212-848-4000

fredric.sosnick@shearman.com

sara.coelho@shearman.com

If to the Committee:

Kilpatrick Townsend & Stockton LLP

1100 Peachtree Street NE, Suite 2800

Atlanta, GA, 30309-4528

Attn: Todd C. Meyers, Esq.

          Paul M. Rosenblatt, Esq.

Phone: 404-815-6500

Fax:     404-815-6555

tmeyers@kilpatricktownsend.com

prosenblatt@kilpatricktownsend.com

If to the Supporting Noteholders:

To each Supporting Noteholder at the addresses or e-mail addresses set forth below the Supporting Noteholders’ signature page to this Agreement.

with a copy (which shall not constitute notice) to the Supporting Noteholders’ Advisors at:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attn:    Brad Eric Scheler, Esq.

            Jennifer L. Rodburg, Esq.

Phone: 212-859-8019

Fax:     212-859-4000

brad.scheler@friedfrank.com

jennifer.rodburg@friedfrank.com

Section 18.    Reservation of Rights; No Admission. Subject to and except as expressly provided in this Agreement or in any amendment thereof agreed upon by the Parties pursuant to the terms hereof, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of each of the Parties to protect and preserve its rights, remedies, and interests, including its claims against any of the other Parties (or their respective Affiliates or subsidiaries); provided, further, that nothing herein is intended to, or does, in any manner, waive, limit, impair, or restrict (i) the ability of the Debtors or any Supporting Noteholder to object to, contest or otherwise file any pleading opposing the retention applications (and any professional fees or expenses sought to be paid by the Debtors pursuant to such retention applications) of any professional sought to be engaged by the Committee in these Chapter 11 Cases or (ii) the Committee’s ability to object to, contest or otherwise file any pleading opposing any professional fees or expenses sought to be paid by the Debtors to any professionals engaged by the Debtors or, and not inconsistent with the Final DIP Order, the Supporting Noteholders. Without limiting the foregoing sentence in any way, if the Amended Plan is not confirmed, or if this Agreement is terminated for any reason, nothing in this Agreement shall be construed as a waiver by any Party of any or all of such Party’s rights, remedies, claims, and defenses, and the Parties expressly reserve any and all of their respective rights, remedies, claims, and defenses. This Agreement is part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties. Pursuant to Rule 408 of the Federal Rules of Evidence, any applicable state rules of evidence and any other Applicable Law, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms. This Agreement shall in no event be construed as, or be deemed to be, evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert.

Section 19.    Representation by Counsel. Each Party acknowledges that it has been represented by counsel with respect to this Agreement and the Amended Plan. Accordingly, any Applicable Law that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived. No Party shall be considered to be the drafter of this Agreement or any of its provisions for the purpose of any Applicable Law that would, or might cause, any provision to be construed against such Party.

Section 20.    Enforcement of Rights and Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be construed to prohibit any Party from exercising any rights to enforce this Agreement or any rights not inconsistent with this Agreement.

Section 21.    Fiduciary Obligations. Notwithstanding anything to the contrary herein, nothing in this Agreement shall prevent the Debtors or the Committee from taking or refraining from taking any action that, after receiving advice from counsel, it is obligated to take or refrain from taking in the performance of its fiduciary obligations under Applicable Law.

Section 22.    Not Binding on Individual Members of the Committee. For the avoidance of doubt, the obligations of the Committee under this Agreement shall be binding on the Committee itself, and nothing set forth in this Agreement shall be construed to bind any individual member of the Committee in its individual capacity.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC., an its affiliated Debtors

By:	/s/ Joseph M. Crabb
Name:	Joseph M. Crabb
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

STRICTLY CONFIDENTIAL

[Supporting Noteholder]

By:
Name:
Title:

STRICTLY CONFIDENTIAL

[Supporting Noteholder]

By:
Name:
Title:

OFFICIAL COMMITTEE OF UNSECURED CREDITORS

By:	/s/ Sheldon Goldman
Name:	Mr. Sheldon Goldman
Title:	Committee Chairperson